CERTIFICATE OF INCORPORATION
OF
JET ELECTRONICS AND TECHNOLOGY, INCORPORATED

CERTIFICATE OF INCORPORATION
OF
JET ELECTRONICS AND TECHNOLOGY, INCORPORATED
* * * * *
     FIRST: The name of the corporation is
     JET ELECTRONICS AND TECHNOLOGY, INCORPORATED.
     SECOND: The address of its registered office in the state of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The nature of the business or purposes to be conducted or promoted is:
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of Common Stock which the corporation shall have authority to five hundred thousand (500,000) and the par value of each of such share is One Dollar ($1.00) amounting in the aggregate to Five Hundred Thousand Dollars ($500,000.00).
     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     FIFTH: The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
B. J. Consono	100 West Tenth Street Wilmington, Delaware

F. J. Obara, Jr.	100 West Tenth Street Wilmington, Delaware

J. L. Rivera	100 West Tenth Street Wilmington, Delaware
     SIXTH: The corporation is to have perpetual existence.
     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
     To make, alter or repeal the by-laws of the corporation.
     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.
     To set apart out of any of the funds of the corporation available for dividend: a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
     By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors at alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.
     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way or this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed far this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class or creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
     TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this first day of May, 1968.

/s/ B. J. Consono

/s/ F. J. Obara, Jr.

/s/ J. L. Rivera

STATE OF DELAWARE	)
	)	ss:
COUNTY OF NEW CASTLE
     BE IT REMEMBERED that on this 1st day of May 1966, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and J. L. Rivera, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.
     GIVEN under my hand and seal of office the day and year aforesaid.

/s/
Notary Public

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
JET ELECTRONICS AND TECHNOLOGY, INCORPORATED
     Jet Electronics and Technology, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Jet Electronics and Technology, Incorporated be amended by changing the FIRST Article thereof, effective June 1, 1996, so that, as amended, said Article shall be and read as follows:
          FIRST. The name of the corporation is BFGoodrich Avionics Systems, Inc.
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     FOURTH: The effective date of the aforesaid amendment shall be June 1, 1996.
     IN WITNESS WHEREOF. said Jet Electronics and Technology, Incorporated has caused this certificate to be signed by George K. Sherwood, its Vice President and attested by Nicholas J. Calise, its Secretary this 29th day of May, 1996.

/s/ George K. Sherwood
George K. Sherwood, Vice President

ATTEST:

By	/s/ Nicholas J. Calise
Nicholas J. Calise, Secretary

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
BFGOODRICH AVIONICS SYSTEMS, INC.
     BFGoodrich Avionics Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of BFGoodrich Avionics Systems, Inc. be amended by changing the FIRST Article thereof, effective June 1, 2001, so that, as amended, said Article shall be and read as follows:
FIRST: The name of the corporation is Goodrich Avionics Systems, Inc.
     SECOND: That in lieu of a meeting and vote of shareholders, the shareholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware:
     FOURTH: The effective date of the aforesaid amendment shall be June 1, 2001.
     IN WITNESS WHEREOF, said BFGoodrich Avionics Systems, Inc. has caused this certificate to be signed by Edward S. Kalvenas, its President, and attested by Kenneth L. Wagner, its Secretary, this 15th day of May, 2001.

/s/ Kenneth L. Wagner
Kenneth L. Wagner, Secretary

ATTEST:

/s/ Alexander C. Schoch
Alexander C. Schoch, Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     Goodrich Avionics Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation;
     RESOLVED, that the Certificate of Incorporation of Goodrich Avionics Systems, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:
     FIRST: The name of the Corporation is L-3 Avionics Systems, Inc.
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Charles J. Schafer, its President, Products Cronp this 16th day of May 2003.

Goodrich Avionics Systems, Inc.
By:	/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:21 PM 07/22/2003
FILED 12:17 PM 07/22/2003
SRV 030478167 — 0677210 FILE
CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
L-3 AVIONICS SYSTEMS, INC.
     (Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware)

Christopher C. Cambria hereby certifies that:
     1. He is the Vice President and Secretary of L-3 Avionics Systems, Inc., A Delaware corporation (the “Corporation”).
     2. The First Article of the Certificate of Incorporation of the Corporation is hereby amended to read in full as follows:
     “FIRST: The name of the corporation (hereinafter called the “Corporation”) is L-3 Communications Avionics Systems, Inc.”
     3. The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly approved by the Board of Directors of the Corporation.
     4. The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly approved by the required vote of shareholders entitled to vote or such matter, pursuant to and in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware. The total number of shares entitled to vote on the foregoing matter is 1,000 shares of Common Stock. The number of outstanding shares voting in favor of the foregoing amendment was 1,000 (100%), which equaled or exceeded the vote required. The percentage vote required to approve the foregoing amendment of the Certificate of Incorporation of the Corporation was a majority of the outstanding shares of Common Stock.
     I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate of Amendment are true and correct of my own knowledge.
Dated: July 21, 2003

/s/ Christopher C. Cambria
Christopher C. Cambria, Vice President and
Secretary